Exhibit 99.1

PRESS RELEASE

Contact:	Herb Shumway, CFO	Staci Mortenson, SVP
	NMS Communications	ICR, Inc.
	508-271-1481	203-682-8273
	Herb_Shumway@nmss.com	Staci.Mortenson@icrinc.com

NMS Communications Corporation to Sell its NMS Communications Platforms Business

Focusing 100% of its resources on its higher-growth LiveWire Mobile business

Framingham, Mass., Sept 12, 2008 — NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications, today announced it has signed a definitive agreement to sell its NMS Communications Platforms business which provides enabling technology and tools for value-added services, to Dialogic Corporation (“Dialogic”), a global provider of world class products and technologies for media and signal processing.  Under the terms of the definitive agreement, Dialogic has agreed to acquire the NMS Communications Platforms business and associated assets and agreed upon liabilities for total consideration of $28 million in cash, subject to certain adjustments set forth in such definitive agreement.  The transaction has been approved by NMS’s board of directors and is expected to close in the fourth quarter of 2008 subject to the receipt of required regulatory approvals and satisfaction of customary closing conditions. The transaction is also subject to approval by the stockholders of NMS, and a special meeting of NMS’s stockholders is anticipated to be held during the fourth quarter of 2008.

“Over the past year, we have taken steps to separate our LiveWire Mobile and NMS Communications Platforms businesses in order to sharpen the focus on and realize the value inherent in each.  We believe that the sale of the NMS Communications Platforms business paves the way to best drive long-term value creation for our employees, customers and shareholders,” said Bob Schechter, NMS’s Chairman and CEO. “Upon closing, 100% of our resources and focus will be dedicated to LiveWire Mobile and the completion of this transaction will provide LiveWire Mobile with financial resources to execute its growth strategy.”

LiveWire Mobile brings an unmatched level of personalization to mobile communications through a single, integrated storefront that delivers ringback, full-track music, ringtone and video services.  By deploying these services, operators can realize increased content, subscription and advertising revenues while allowing their subscribers to create a unique mobile identity and experience. LiveWire Mobile products and services are deployed by over 40 operators around the world, reaching more than 260 million subscribers and nearly 15 million active users.

“We are excited by today’s announcements, which will provide the exclusive focus that will allow LiveWire Mobile to capitalize on its leadership position in the large and rapidly growing market for mobile personalization services.  LiveWire Mobile has a track record of growth, a blue chip customer base and a highly differentiated value proposition in our integrated suite of personalization services.  Our entire team is energized and believes we have the foundation in place to build a market-leading company,” said Joel Hughes, President, LiveWire Mobile.

Corporate Name Change

NMS also announced today its intent to change its corporate name to LiveWire Mobile, Inc.  The name change more accurately reflects the strategic focus and branding of the company.  As part of this process, the company currently plans to change its ticker symbol following the close of the proposed sale of the NMS Communications Platforms business and has submitted an application to NASDAQ to reserve the ticker symbol “LVWR”.

Expected Management Changes Following the Sale of the NMS Communications Platforms Business

Subject to and effective immediately following the closing of the proposed sale of the NMS Communications Platforms business, the following management changes are expected to occur:

•                  Joel Hughes will replace Bob Schechter as CEO of the Company;

•                  Mr. Schechter will continue serving on the Board of Directors as non-executive Chairman, and it is anticipated that Mr. Hughes will be elected to the Company’s Board of Directors; and

•                  Todd Donahue, current Vice President of Finance, Chief Accounting Officer and Controller of the Company, will replace Herbert Shumway, current Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer of the Company, as Chief Financial Officer of the Company.

Cantor Fitzgerald was the exclusive advisor to NMS Communications Corporation in this transaction.

NMS Conference Call and Web Cast

NMS Communications will host a conference call and webcast to discuss the details of the sale of the NMS Communications Platforms business today, September 12, 2008 at 8:30 am ET.

To access this call, dial 719-325-4941

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The sale of the NMS Communications Platforms business conference call, which is scheduled for 8:30 a.m. ET today, September 12, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN’s Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the passcode 5618544. The replay will be available from 11:30 a.m. ET, September 12, 2008 until Midnight, September 19, 2008.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

About LiveWire Mobile

LiveWire Mobile, a subsidiary of NMS Communications Corporation, is a global provider of managed personalization services for mobile operators. Our integrated suite of music and video services includes ringback tones, ringtones and full track downloads, as well as dedicated content and service marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

About Dialogic Corporation

Dialogic Corporation is a leading provider of open systems platforms to both the Enterprise and Service Provider markets. The platforms enable converged communications, allowing service providers, developers and system integrators to deliver services, content and applications using multimedia processing and signaling technologies.

Headquartered in Montreal, Canada, Dialogic and its subsidiaries have over twenty offices worldwide, providing local presence, knowledge and support to serve its customers around the globe. Dialogic’s research and development centers are located in Parsippany, New Jersey; Buffalo, New York; Needham, Massachusetts; Hyannis, Massachusetts; Salem, New Hampshire; London, England; Dublin, Ireland; and Stuttgart, Germany as well as Montreal.

Information about Dialogic is available at www.dialogic.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about expected future financial and operating performance, demand for and performance of our products and growth opportunities, the proposed sale of the NMS Communications Platforms business to Dialogic, the anticipated timing of a special meeting of the stockholders, the proposed management changes, the anticipated election of a new director, the proposed corporate name change and the proposed change of the Nasdaq ticker symbol.  These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, approval of the proposed sale of the NMS Communications Platforms business to Dialogic by NMS’s stockholders, receipt of required regulatory approvals, closing of the proposed sale within the anticipated timeframe, uncertainty in communications spending, the implementation of NMS’s strategy to focus exclusively on the LiveWire Mobile business, the implementation of NMS’s strategic repositioning and market acceptance of its managed services strategy, quarterly fluctuations in financial results, NMS ‘s ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from NMS’s contract manufacturer and product component vendors and other risks.  These and other risks are detailed from time to time in NMS’s filings with the Securities and Exchange Commission (the “SEC”), including NMS’s annual report on Form 10-K for the year ended December 31, 2007.  In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change.  Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

NMS plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed sale of the NMS Communications Platforms business, the proposed name change and the other corporate matters described therein.  The proxy statement will contain important information about NMS, Dialogic, the proposed sale of the NMS Communications Platforms business, the proposed name change and the other corporate matters described therein.  Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the NMS Communications Platforms business, the proposed name change and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by NMS through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from NMS by contacting Karen Cameron at 100 Crossing Boulevard, Framingham, MA, 01702 or 508-271-1000.

NMS, Dialogic, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the NMS Communications Platforms business, the proposed name change and the other corporate matters set forth in the proxy statement.  Information regarding NMS’s directors and executive officers and their ownership of NMS shares is contained in NMS’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement for NMS’s Annual Meeting of Stockholders which was filed with the SEC on April 22, 2008, and is supplemented by other public filings made, and to be made, with the SEC.  A more complete description will be available in the proxy statement filed in connection with the proposed sale of the NMS Communications Platforms business.  Investors and security holders may obtain additional information regarding the direct and indirect interests of NMS, Dialogic, and their respective directors and executive officers with respect to the proposed sale of the NMS Communications Platforms business by reading the proxy statement and other filings referred to above.

NMS Communications and LiveWire Mobile are trademarks of NMS Communications Corporation. Dialogic is a registered trademark of Dialogic Corporation.  All other brand or product names may be trademarks or registered trademarks of their respective holders.